Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the foregoing Registration Statement on Form SB-2 of our report dated January 14, 2003, relating to the financial statements of Nova International Films, Inc. appearing in the Nova International Files, Inc. Annual Report on Form 10-KSB for the year ended October 31, 2002, filed with the Securities and Exchange Commission on February 10, 2003, and to the reference to our Firm under the caption "Experts" in this Prospectus.


                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants


Boca Raton, Florida
December 5, 2003